UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:

[     ]            Preliminary Proxy Statement
[     ]            Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[     ]            Definitive Proxy Statement
[ X ]            Definitive Additional Materials
[     ]            Soliciting Material under Rule 14a-12

Starboard Investment Trust

__________________________

(Name of the Registrant as Specified In Its Charter)

__________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]            No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

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[ ]		Fee paid previously with preliminary materials.

[ ]		Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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The Cavalier Funds
Each a series of the Starboard Investment Trust
116 South Franklin Street
Rocky Mount, North Carolina 27804
Tel (800) 773-3863 Fax (919) 882-9281

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SPECIAL MEETING OF SHAREHOLDERS

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December 7, 2015
Adjournment Notice

URGENT PROXY INFORMATION

The Special Meeting of Shareholders for the Cavalier Funds scheduled for Monday, December 7, 2015 has been adjourned until Friday, December 18, 2015.  If you have not voted your shares yet, this means you have additional time to cast your vote.

Your vote is important, no matter how large or small your holdings.

Your vote can be cast quickly and easily by signing, dating, and mailing the proxy card in the postage-prepared return envelope previously provided to you.  In the alternative, completed proxies may also be submitted by facsimile to 919-882-9281 or electronic mail to shareholders@ncfunds.com.  Proxies may also submitted online via www.proxyvote.com.

It is important that we receive your vote as soon as possible, so please take a moment to cast your vote.  Remember, voting is quick and easy.

If you have already voted your shares, you do not need to vote again.  This notice is being provided to you for informational purposes only.  We appreciate your participation.

If you have any questions about how to vote, the proposals being voted, or how to obtain another copy of the Proxy Statement, please call the Funds at 1-800-773-3863.

Thank you in advance for your prompt attention to this important matter.

Important Notice Regarding the Availability of Proxy Materials For The Shareholder Meeting to Be Held on December 18, 2015: The proxy statement is available at http://www.ncfunds.com/cavalierfunds.

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